UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(888)-672-0365

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 21, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”) to register an additional $18,106,838 of shares of the Company’s common stock issuable pursuant to the at-the-market offering agreement, dated as of October 15, 2025 (the “Sales Agreement”), with Ladenburg Thalmann & Co. Inc. (“Ladenburg”). The Company previously registered the offer and sale of up to $6,959,000 of shares of common stock through Ladenburg acting as sales agent under the Sales Agreement. Prior to the date hereof, the Company has sold an aggregate of $6,893,162 shares of common stock under the Sales Agreement. An opinion relating to the validity of the shares of common stock that may be issued pursuant to the Sales Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The issuance and sale of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-289876) filed with the Securities and Exchange Commission on August 27, 2025 and declared effective on September 19, 2025 (the “Registration Statement”) and a base prospectus dated as of September 19, 2025 included in the Registration Statement, as supplemented by the prospectus supplement dated as of October 15, 2025 and the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer